UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2014

Black Hills Corporation
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)

001-31303		46-0458824
(Commission File Number)		(IRS Employer Identification No.)

625 Ninth Street
Rapid City, South Dakota		57709-1400
(Address of principal executive offices)		(Zip Code)

605.721-1700
(Registrants telephone number, indicating area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

Pre-commencement communications pursuant to Rule 13e-e(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02     Results of Operations and Financial Condition.

On February 6, 2014, Black Hills Corporation ("the Company") issued a press release announcing 2013 financial results. Income from continuing operations for the fourth quarter of 2013 was $19.0 million, or $0.43 per share, compared to $30.9 million, or $0.70 per share, for the same period in 2012. Net income for the fourth quarter of 2013 was $18.1 million, or $0.41 per share, compared to $30.8 million, or $0.70 per share, for the same period in 2012. Income from continuing operations for the year ended December 31, 2013 was $115.8 million, or $2.61 per share, compared to $88.5 million, or $2.01 per share, for the same period in 2012. Net income for the year ended December 31, 2013 was $115.0 million, or $2.59 per share, compared to $81.5 million, or $1.85 per share for the same period in 2012.

The press release is attached as Exhibit 99 to this Form 8-K. This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished or filed herewith:

99     Press Release dated February 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: February 6, 2014

Exhibit Index

Exhibit No.	Description
99	Press release dated	February 6, 2014